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                                                                    EXHIBIT 23.2

                    [LETTERHEAD OF MCGLADREY & PULLEN, LLP]

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the use of our Report dated January 12, 1996 on the financial statements referred to therein which is incorporated by reference in the Registration Statement, on Form S-3, of Thornburg Mortgage Asset Corporation, as filed with the Securities and Exchange Commission.

     We also consent to the reference to our firm in the Registration Statement under the captions "Experts".

                                     /s/ MCGLADREY & PULLEN, LLP
                                         ---------------------------------
                                         MCGLADREY & PULLEN, LLP

New York, New York
November 22, 1996